UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 3, 2009

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1855 Lockeway Drive
Suite 501
Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Overview

On June 3, 2009 (the “Closing Date”), Cellu Tissue Holdings, Inc. (the “Company”) issued $255.0 million in aggregate principal amount of 11½% Senior Secured Notes due 2014 (the “Notes”), which mature on June 1, 2014, pursuant to an indenture, dated as of June 3, 2009 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Interest on the Notes is payable semiannually on June 1 and December 1 of each year, commencing on December 1, 2009.  The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction.  The Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A of the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes.  The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the Indenture and Form of 11½% Senior Secured Note due 2014, filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, which are incorporated by reference.

Guarantees

The Notes are guaranteed on a senior basis by all of the Company’s existing subsidiaries and all of its future restricted subsidiaries (the “Subsidiary Guarantors”) (other than its future foreign subsidiaries that do not guarantee any of the Company’s indebtedness) (the “Guarantees”).

Collateral

The Notes and the Guarantees are secured by first-priority liens, subject to permitted liens, on substantially all of the Company’s and the Subsidiary Guarantors’ assets (other than inventory, accounts receivable and proceeds therefrom), including, but not limited to, the property, plant and equipment now owned or hereafter acquired by the Company and the Subsidiary Guarantors, subject to certain exceptions.  The Notes and the Guarantees are secured by second-priority liens, subject to permitted liens, on the Company’s and the Subsidiary Guarantors’ inventory, accounts receivable and proceeds therefrom.

Ranking

The Notes and the Guarantees will be the Company’s and the Subsidiary Guarantors’ senior obligations and (1) will rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness; and (2) will rank senior in right or payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated indebtedness.  The Notes will be effectively subordinated to the Company’s and the Subsidiary Guarantors’ obligations under the Credit Agreement, dated as of June 12, 2006, among the Company, as U.S. Borrower, Interlake Acquisition Corporation Limited, a subsidiary of the Company, as Canadian borrower, the loan guarantors party thereto, JPMorgan Chase Bank, N.A., as U.S. administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, and the lenders party thereto (the “Working Capital Facility”) to the extent of the inventory, accounts receivable and proceeds therefrom that secure those obligations on a first-priority basis.

Optional Redemption

The Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after June 1, 2011, upon not less than 30 nor more than 60 days’ notice, at a price of (1) 111.500% of the principal amount of the Notes if redeemed before June 1, 2012; (2) 105.750% of the principal amount of the Notes if redeemed before June 1, 2013; and (3) 100.000% of the principal amount of the notes if redeemed on or after June 1, 2013.

Prior to June 1, 2011, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the net cash proceeds from one or more equity offerings by the Company or the net cash proceeds of one or more equity offerings by Cellu Paper Holdings, Inc., the parent of the Company (the “Parent”), that are contributed to the Company as common equity capital, at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that (1) at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption; and (2) the redemption occurs within 60 days after the closing of the related equity offering by the Company or Parent.

Change of Control

If a Change of Control (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem all of the Notes as described above, each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Other Covenants

The Indenture contains certain covenants limiting the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions):

•                  incur additional debt and guarantees;

•                  pay dividends and repurchase the Company’s stock;

•                  make other restricted payments, including without limitation, investments;

•                  create liens;

•                  sell or otherwise dispose of assets, including capital stock of subsidiaries;

•                  enter into sale and leaseback transactions;

•                  enter into agreements that restrict dividends from subsidiaries;

•                  enter into transactions with our affiliates;

•                  merge or consolidate or sell substantially all of our assets; and

•                  enter into new lines of business.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Note Security Agreement

Pursuant to the Note Security Agreement by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Security Agreement”), the Notes and the Subsidiary Guarantees are secured by:

•                  first-priority Liens and security interests, subject to certain permitted liens, in substantially all of the tangible and intangible assets of the Company and the Subsidiary Guarantors (with the exception of the Company’s and the Subsidiary Guarantors’ inventory and accounts receivable, other personal property relating to such inventory and accounts receivable and all proceeds therefrom); and

•                  second-priority liens and security interests, subject to certain permitted liens, in the Company’s and the Subsidiary Guarantors’ inventory and accounts receivable, other personal property relating to such inventory and accounts receivable and all proceeds therefrom.

The first-priority collateral will include any improvements or additions to the real property, fixtures and equipment owned by the Company or the Subsidiary Guarantors and any additional collateral acquired with the proceeds of any issuance of additional Notes. In addition, subject to certain permitted liens, the Company and the Subsidiary Guarantors are required to pledge as first-priority collateral any additional real property or related fixtures and equipment acquired after the Closing Date. The first-priority collateral will also include a pledge of all the capital stock owned directly by the Company and the Subsidiary Guarantors, subject to certain exceptions. The second-priority collateral will include the Company’s and the Subsidiary Guarantors’ inventory, accounts receivable, other personal property relating to such inventory and accounts receivable and all proceeds therefrom, which will secure the Working Capital Facility on a first-priority basis.

This description of the Security Agreement is qualified in its entirety by the Security Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Intercreditor Agreement

In connection with the issuance of the Notes, the Company, The Bank of New York Mellon Trust Company, N.A., as note collateral agent, JPMorgan Chase Bank, N.A., as U.S. administrative agent under the Working Capital Facility, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent under the Working Capital Facility and The Bank of New York Trust Company, N.A., as prior agent entered into a Second Amended and Restated Intercreditor Agreement dated as of June 3, 2009 (the “Intercreditor Agreement”), which sets forth agreements with respect to the status of the first-priority and second-priority liens contemplated in the Indenture, the Security Agreement and the Working Capital Facility.

The Intercreditor Agreement provides, among other things, (1) that liens on the inventory, accounts receivable, other personal property relating to such inventory and accounts receivable and all proceeds therefrom securing the Notes will be junior to the liens in favor of the agent under the Working Capital Facility, and consequently, the lenders under the Working Capital Facility will be entitled to receive the proceeds from the foreclosure of any such assets prior to the holders of the Notes; (2) liens on the first-priority collateral securing the Notes will be senior to the security interest in favor of the agent under the Working Capital Facility, and consequently, the holders of the Notes will be entitled to receive proceeds from the foreclosure of any such assets prior to the lenders under the Working Capital Facility, (3) during any insolvency proceedings, the agent under the Working Capital Facility and the collateral agent for the Notes will coordinate their efforts to give effect to the relative priority of their security interest in the collateral and (4) certain procedures for enforcing liens on the collateral.

This description of the Intercreditor Agreement is qualified in its entirety by the Intercreditor Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement, dated as of June 3, 2009, with the initial purchasers of the 2014 Notes (the “Registration Rights Agreement”), obligating the Company to use its reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) relating to an offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes on or before the 366th day after the Closing Date (the “Exchange Offer”).  Once the Exchange Offer Registration Statement has been declared effective, the Company will offer the exchange notes in exchange for surrender of the Notes.

This description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On June 3, 2009, the Company used the net cash proceeds from the offering of the Notes to pre-fund the redemption of its $222,255,572 in aggregate principal amount outstanding of its 9¾% Senior Secured Notes due 2010 (the “2010 Notes”) and satisfy and discharge its obligations under the indenture governing the 2010 Notes (the “Prior Indenture”).

In addition, in connection with the offering of the Notes, the Company amended the Working Capital Facility to allow for the incurrence of indebtedness under the Indenture in replacement of indebtedness under the Prior Indenture.  The Company also received the written consent of Associated Bank, the lender under the loan agreement relating to Cellu Tissue-CityForest LLC’s industrial revenue bonds, in connection with the transaction.  The amendment to the Working Capital Facility and the consents of Associated Bank are filed as Exhibits 99.1, 99.2 and 99.3 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of June 3, 2009, by and among Cellu Tissue Holdings, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 11½% Senior Secured Note due 2014 (included in Exhibit 4.1).
10.1

Note Security Agreement, dated as of June 3, 2009, by and among Cellu Tissue Holdings, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent.

10.2

Second Amended and Restated Intercreditor Agreement, dated as of June 3, 2009, by and among the Cellu Tissue Holdings, Inc., The Bank of New York Mellon Trust Company, N.A., as note collateral agent, JPMorgan Chase Bank, N.A., as U.S. administrative agent, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and The Bank of New York Trust Company, N.A., as prior agent.

10.3

Registration Rights Agreement, dated as of June 3, 2009, by and among Cellu Tissue Holdings, Inc., the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as the initial purchasers.

99.1

Fourth Amendment dated May 19, 2009 to the Credit Agreement dated June 12, 2006 among Cellu Tissue, as U.S. Borrower, Interlake Acquisition Corporation Limited, a subsidiary of Cellu Tissue, as Canadian Borrower, certain subsidiaries of Cellu Tissue, Cellu Paper Holdings, Inc., JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch.

99.2	Consent of Associated Bank, dated May 26, 2009
99.3	Consent of Associated Bank, dated June 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: June 5, 2009	By: /s/ David J. Morris
Mr. David J. Morris
Senior Vice President, Finance and
Chief Financial Officer